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                                                                    EXHIBIT 4.13

                        AMENDMENT TO GUARANTEE AGREEMENT

                  This Amendment to Guarantee Agreement (the "Amendment") is made as of December 23, 1999 by and between M&T Bank Corporation, a New York corporation, and Bankers Trust Company, a New York banking corporation.

                                   WITNESSETH

                  WHEREAS, M&T Bank Corporation, formerly known as First Empire State Corporation, (the "Guarantor"), and Bankers Trust Company, as trustee (in such capacity, the "Guarantee Trustee") previously entered into a Guarantee Agreement dated as of June 6, 1997 (the "Guarantee Agreement") by which the Guarantor agreed to make certain payments to the Holders of Capital Securities issued pursuant to an Amended and Restated Trust Agreement dated as of June 6, 1997 by and between Guarantor, in its capacity as Depositor, Bankers Trust Company, as property trustee, and Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee; and

                  WHEREAS, the Guarantor has changed its corporate name from "First Empire State Corporation" to "M&T Bank Corporation;" and

                  WHEREAS, the Administrators of the Issuer Trust have changed the name of the Issuer Trust from "First Empire Capital Trust II" to "M&T Capital Trust II;" and

                  WHEREAS, the Guarantor and the Guarantee Trustee desire to amend the Guarantee Agreement to provide for the change of the name of the Guarantor from "First Empire State Corporation" to "M&T Bank Corporation," and the name of the Issuer Trust from "First Empire Capital Trust II" to "M&T Capital Trust II."

                  NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Amendment, for the benefit of the other parties and for the benefit of the Holders, hereby amends the Guarantee Agreement, and agrees, intending to be legally bound, as follows:

SECTION 1.  DEFINITIONS.

                  1.1. For all purposes of this Amendment, except as otherwise expressly provided, terms used but not defined in this Amendment shall have the meanings assigned to them in the Guarantee Agreement.

                  1.2. The definition of "Guarantor" in the preamble of the Guarantee Agreement is amended to mean M&T Bank Corporation.


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                  1.3. The definition of "Issuer Trust" in the preamble of the
Guarantee Agreement is amended to mean "M&T Capital Trust II."

SECTION 2.  MISCELLANEOUS.

                  2.1. CONTINUING AGREEMENT. The Guarantee Agreement shall not be amended by this Amendment except as specifically provided in this Amendment and, amended as so specifically provided, the Guarantee Agreement shall remain in full force and effect. References in the Guarantee Agreement to "this Guarantee Agreement" shall be deemed to be references to the Guarantee Agreement as amended by this Amendment.

                  2.2. CONFLICTS. In the event of a conflict between the terms and conditions of the Guarantee Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

                  2.3. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

                  2.4. HEADINGS, ETC. The headings of the sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the day and year first above written.

                                              M&T BANK CORPORATION,
                                              as Guarantor

                                              By: /S/ MICHAEL P. PINTO
                                                 -------------------------------
                                              Michael P. Pinto
                                              Executive Vice President
                                              and Chief Financial Officer

                                              BANKERS TRUST COMPANY,
                                              as Guarantee Trustee,
                                              and not in its individual capacity

                                              By: /S/ CHRISTOPHER D. LEW
                                                 -------------------------------
                                              Christopher D. Lew
                                              Assistant Treasurer


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